EXHIBIT 10.27

                               EXTENSION AGREEMENT

               EXTENSION AGREEMENT dated as of July 9, 1996 among
        CORNELL CORRECTIONS, INC. (the "Company"), CONCORD PARTNERS II,
      L.P. ("Concord") and CHARTERHOUSE EQUITY PARTNERS II, L.P. ("CEP").

               Internationale Nederlanden (U.S.) Capital Corporation ("ING") is the holder of a Convertible Subordinated Promissory Note of the Company dated of even herewith (the "Note"). Pursuant to its terms, the Note will be converted (the "Conversion") into shares of Class A Common Stock of the Company (the "Class A Common Stock") on December 30, 1996 (unless sooner converted in accordance with its terms). In connection with the Conversion, the Company, Concord, CEP and ING entered into a Put Agreement, dated of even date herewith (the "Put Agreement") pursuant to which Concord and Dillon are obligated to purchase the shares of Class A Common Stock acquired in the Conversion and ING is obligated to exercise its right to require such purchase.

               In the event ING determines to extend the date of Conversion beyond December 30, 1996, each of Concord and CEP hereby agrees to such extension and to a coterminous deferral of

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its rights and obligations under the Put Agreement; PROVIDED, HOWEVER, that in no event may such extension or deferral extend beyond March 31, 1997.

               In consideration for the foregoing agreement, the Company hereby grants to each of Concord and CEP options (in substantially the form annexed hereto as EXHIBIT 1) to purchase that number or shares of Class B Common Stock of the Company (the "Class B Common Stock") calculated as set forth in the immediately following sentence, at an exercise price of $2.82 per share (the "Exercise Price"). The number of shares of Class B Common Stock covered by the Concord options shall equal the product of (i) 15,055 and (ii) the number of calendar months (with any portion of a month being deemed a whole month) for which ING has determined to extend the date of conversion (but in no event more than three) and the number of shares of Class B Common Stock covered by the CEP options shall equal the product of (i) 10,037 and (ii) the number of calendar months (with any portion of a month being deemed a whole month) for which ING has determined to extend the date of conversion (but in no event more than three).

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               In the event the Company effects a subdivision or consolidation of shares or other capital adjustment, the payment of a stock dividend, or other issuance of shares without fair consideration, the aggregate number of shares which may be purchased pursuant to the options and the Exercise Price shall be proportionally adjusted.

               Each of the Company, Concord and CEP agree that ING shall be a third party beneficiary of this Extension Agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement on the day and year first above written.

                                    CORNELL CORRECTIONS, INC.

                                    By: /S/ STEVEN W. LOGAN
                                    Title: Chief Financial Officer

                                    CONCORD PARTNERS II, L.P.

                                    By: /S/ PETER A. LEIDEL


                                    CHARTERHOUSE EQUITY PARTNERS II, L.P.

                                    BY:  CHUSA Equity Investors II, L.P.
                                            General Partner

                                    By:  Charterhouse Equity II, Inc.,
                                            General Partner


                                    By:/S/ RICHARD T. HENSHAW III
                                    Title: Senior Vice President

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